Caylent

A container management platform that lets software developers easily build, deploy, and manage applications in their own cloud.

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Caylent News

Partnership with Microsoft Azure to brings cloud support to the platform


Caylent brings their build, deployment, and management of container-based apps to Azure with Azure Resource Manager (ARM)
-Martin Schray
Microsoft
caylent

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Introduction

Combining 20 years of domain expertise in cloud computing, DevOps, and software development, the Caylent team has a simple mission - to empower software developers by making cloud environments and containers effortless to deploy and manage.

As our co-founders know firsthand, provisioning hundreds of servers and deploying software artifacts to them on a daily basis is no easy task. The massive growth and popularity of a breakthrough technology known as software containers has brought a paradigm shift and new sets of challenges for enterprises.

We are building a container-centric cloud platform that automates the most arduous everyday tasks for software teams. For businesses, this means shrinking infrastructure costs, speeding up software releases, reducing failure rates, and freeing up vital human resources.


Easy to use
Deploys in minutes
Docker Swarm
GUI or API
Whitebox
Name Application Collection
caylent

The Market

Software containers are the fastest growing cloud-enabling technology. In fact, containers are the most rapidly adopted software technology of all time (seriously).

The container technology market is projected to grow from $762 Million in 2016 to $2.7 Billion by 2020. CAGR is forecasted at 40% for the next five years.


$2.7B
CONTAINER
TECHNOLOGY MARKET
40%
FORECASTED CAGR
OVER NEXT 5 YRS

A software container is a lightweight and portable bundle that includes all the files, environment settings and libraries necessary to run the software. Containers represent a dramatic paradigm shift in how software is developed and packaged.

Containers can run on any system or cloud without rewriting code or managing environment variables and libraries. In addition, multiple containers can run on a single host, eliminating the need to launch a virtual machine (VM) for each app. Containers also use CPU, memory, and storage resources more efficiently than VMs, making it possible to support more apps on the same infrastructure.

These benefits are starting to capture the attention of enterprises. Although container adoption is still in its infancy, a recent survey conducted by 451 Research found strong movement beyond development and testing toward production use of containers. Of the roughly 25% of enterprises surveyed that use containers, 34% were broadly implementing production applications, and 28% had begun initial implementation of production applications. This represents a massive rate of adoption for a technology that has only been in the enterprise for a few years.

Caylent is positioning itself as a better alternative to spending time and money to build new toolchains to automate the deployment of containers. Unlike many existing solutions, Caylent provides extremely deep integration with public cloud providers. Our software is designed to provision and configure many servers, databases, networks, and storage volumes with extreme simplicity. Caylent automates the deployment of software containers to those environments along with future code changes.

There is no software to download, install, or configure. We are one of the first SaaS container management platforms that natively supports Docker Swarm, an increasingly popular open-source container orchestration tool favored by many developers.

Success So Far

Caylent's private beta launched in June 2016 with an aim to gather initial user feedback and data. The closed beta was oversubscribed within two months, and we gave early access to 117 users. 38% of users were active, connecting their cloud provider or deploying at least one application. We have since had another 200 requests for beta access with virtually no marketing effort.


TRACTION
Companies in Beta
1
PILOT
320
TOTAL
USERS
300
225
150
75
0
June
July
August
September
December
February

From 4Q16 to 2Q17 we completely re-designed the platform and added features based on the user feedback we received. We fixed the onboarding process and made a getting started wizard that guides users to configure and launch their application in 4 simple steps.

We launched a generally available public beta in April 2017.

Some of our recent milestones:

- Acquired 300th installation in 2Q 2017
- Completed Microsoft pilot and case study 2Q 2017
- Completed a pilot with a leading New York fintech company in 4Q 2016
- Featured on front page of ProductHunt in 4Q 2016
- Graduated from Entrepreneurs Roundtable Accelerator in 3Q 2016

https://techcrunch.com/2016/09/28/the-12-startups-making-their-case-at-era-demo-day/

Learn more about Caylent at https://caylent.com

Business Model

Caylent uses a simple Saas delivery and monthly pricing model.

Pricing tiers are based on:

- Number of Users
- Number of Servers

Volume pricing is available for Enterprise clients.

Team

Caylent was founded in 2015 by two serial tech entrepreneurs with decades of combined industry experience in DevOps, cloud infrastructure, and software development.



JP La Torre CEO

Previously founded a small but innovative cloud hosting company serving SMBs. Was an on-site IT engineer for Make It Work, which at the time was the largest on-site IT consulting company in Southern California. Holds a B.S. in Management Science from University of California, San Diego.



Stefan Thorpe CTO

Has founded or been CTO of three companies in either the SaaS or Cloud industries and also worked as a freelance DevOps Engineer on projects for companies like Warner Music, Sony, and Royal Bank of Scotland. Cisco-certified CCNA and holds all major Amazon Web Services certifications including Solutions Architect Professional, DevOps Engineer Professional, Certified Developer, and Network Professional.

Become a part of Caylent

Caylent is seeking to raise a minimum of $10,000 and up to $100,000 to be used for working capital.

If we exceed our target goal of $10,000 we will use the funds to:

Scale existing marketing efforts including inbound marketing, conference and tradeshow presence, and also experiment with new channels and customer acquisition strategies.

Our goal for Q3 and Q4 of 2017 is to begin monetizing our service by charging customers monthly recurring subscription fees for access to the Caylent platform. We will allocate some of the proceeds of this raise to build a payment and merchant processing system.

This is an offering of Common Stock, under registration exemption 4(a)(6), in Caylent, Inc.. This offering must raise at least $10,000 by September 12, 2017 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Caylent may issue additional securities to raise up to $100,000, the offering's *maximum*.

$99,980 raised

$10,000 target $100,000 maximum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

10,338,076 shares × $0.25 per share
= $2,584,519 implied valuation

Pitch Deck


caylent™
Container Management Platform

Caylent is a next-generation container management platform. We help software development teams automate containers, clouds, and microservices.

OPPORTUNITY

Containers are the fastest growing cloud-enabling technology. Projected growth in application containers from $762 million in 2016 to $2.7B by 2020.

$2.7B
CONTAINER TECHNOLOGY MARKET

40%
FORECASTED CAGR OVER NEXT 5 YRS

PROBLEM

Deploying and managing containers involves **dozens of tools, scripts, APIs that all need to be painstakingly customized**. The building blocks exist, but the connective glue tying them together is missing.


INFRASTRUCTURE
CONFIGURATION MANAGEMENT
CONTINUOUS TESTING
CONTINUOUS DEPLOYMENT
ORCHESTRATION
MONITORING
LOGGING
COLLABORATION

INEFFICIENT | SLOW | EXPENSIVE

SOLUTION

One platform service that integrates developer and operations workflow.
Intelligent, automated, self-service and cloud agnostic.


INFRASTRUCTURE
CONFIGURATION MANAGEMENT
CONTINUOUS DEPLOYMENT
ORCHESTRATION
CONTINUOUS TESTING
MONITORING
LOGGING
COLLABORATION
3rd Party Integrations Coming Soon...
Caylent
1-Click Integration

CAYLENT VALUE



ELIMINATE
VENDOR LOCK-IN

REDUCE
TIME SPENT MANAGING TOOLCHAINS

SHRINK
INFRASTRUCTURE COSTS

FOCUS
ON CORE COMPETENCIES

"Caylent's solution focuses our tech resources on delivering business value. I truly feel that their solution will evolve how distributed systems are written, tested, and deployed."



Stefan Kutko
VP Engineering
electronifie

- Easy to use
- Deploys in minutes
- Docker Swarm
- GUI or API
- Whitebox



Name Application Collection

TRACTION



Companies in Beta
300
225
150
75
0
June
July
August
September
December
February
1
PILOT
320
TOTAL USERS

BUSINESS MODEL

Business Model

We use a simple SaaS delivery and monthly pricing model.

Pricing tiers based on:
- # of Users
- # of Servers

Volume licensing for Enterprise

GROWTH

$199

/ month forever

Team	3 users
Servers	10
Deployments	∞
Addt'l Servers	$20/ea

Upgrade Now

Learn more

COMPETITIVE ANALYSIS



Full Automation
Developer Tool
Customized
As a Service
caylent
OPSBOT
Electric Cloud
distelli
accenture
RANCHER
CONVOX
CLOUD 66
CHEF
puppet labs
Spinnaker
go
codefresh
Flynn
ANSIBLE
TERRAFORM
docker
Jenkins
Travis CI
CODESHIP

TEAM



JP La Torre
Co-Founder & CEO

IT consulting for SME's and public companies
Previously co-founded IaaS company
$1M+ in sales in <2 years at former startup



Stefan Thorpe
Co-Founder & CTO

DevOps consulting for Fortune 500 companies
Previous experience building SaaS platforms
Serial entrepreneur & CTO

THANK YOU AND BE IN TOUCH!


JP La Torre
jp@caylent.com
(949) 677-2018
caylent

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Financials

Caylent is seeking to raise a minimum of $10,000 and up to $100,000 to be used for working capital.

If we exceed our target goal of $10,000 we will use the funds to:

Scale existing marketing efforts including inbound marketing, conference and tradeshow presence, and also experiment with new channels and customer acquisition strategies.

Our goal for Q3 and Q4 of 2017 is to begin monetizing our service by charging customers monthly recurring subscription fees for access to the Caylent platform. We will allocate some of the proceeds of this raise to build a payment and merchant processing system.

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Caylent's SEC filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 12, 2017
- Form C/A on July 7, 2017
- Form C/A on August 1, 2017

Ask Caylent a question

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Understand the risks

There exists significant execution risk. If Caylent is unable to execute a successful go-to-market strategy, it may be unable to acquire customers cost effectively.

Larger, more established, companies may introduce competitive products and services that could compete with Caylent.

Caylent may unable to raise enough future capital. The market for early stage technology investments is cyclical and unpredictable.

Like any early stage startup, Caylent may fail due to any number of reasons including excessive competition, incorrect business model, undeveloped market, etc.

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.